Exhibit 99.1

Nexity Financial Announces 25.2% Growth in Diluted Earnings Per Share and Outstanding First Quarter Performance

Birmingham, AL, April 30, 2007 (Business Wire) - Nexity Financial Corporation (NASDAQ: NXTY)

First Quarter 2007 Highlights:

■	Diluted earnings per share of $0.18, up 25.2% from last year
■	Net income of $1.57 million, up 19.8% from last year
■	Total assets of $881.0 million, up 9.6% from last year’s $803.9 million
■	Total loans of $585.0 million, up 10.8% from last year’s $527.9 million
■	Total deposits of $631.5 million, up 3.7% from last year’s $608.8 million
■	Strong credit quality with annualized net charge-offs of 0.04% and nonperforming loans of 0.10% of total loans

Nexity Financial Corporation (NASDAQ: NXTY) today reported first quarter net income of $1.57 million, or $0.18 per diluted share. Diluted earnings per share grew 25.2% from the same period in 2006 while net income was up 19.8%. The improved earnings were primarily related to rapid growth in noninterest income and a lower provision for loan losses. Noninterest income was up 59.8% from the same period in 2006. A provision for loan losses was not necessary in the first quarter of 2007 because loans were down from year-end compared with a $470,000 provision for loan losses in the first quarter of 2006.

"We continued to build a national correspondent bank during the first quarter of 2007 with the addition of a Midwest office and a Florida office. Our earnings increased significantly versus first quarter of 2006 while we maintained very sound credit quality,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. "We are committed to continuing to invest in people, new markets, and new products and services to provide superior correspondent banking services to community banks.”

Return on average assets and return on average equity were 0.75% and 9.62%, respectively, for the first quarter of 2007 compared with 0.68% and 8.28% for the same period in 2006 and 0.76% and 10.12% during the fourth quarter in 2006.

Total assets were $881.0 million at March 31, 2007, up $77.1 million or 9.6% from the $803.9 million reported at March 31, 2006. Total loans were $585.0 million at March 31, 2007, up $57.1 million or 10.8% from the $527.9 million reported at March 31, 2006. Total deposits were $631.5 million at March 31, 2007, up $22.8 million or 3.7% from the $608.8 million reported at March 31, 2006.

Net interest income, the major component of Nexity’s income statement was $6.10 million for the first quarter of 2007 versus $6.16 million for the same period in 2006, a slight decrease of 1.0%. This decrease was due to a lower net interest margin. Average interest-earning assets were up 9.2% while the net interest margin decreased from 3.28% in 2006 to 2.97% in 2007. The net interest margin was lower in 2007 primarily due to the increased cost of interest-bearing liabilities, lower loan fees, and a lower level of noninterest bearing sources of funds. Our target level for the net interest margin is 3.00% and we anticipate maintaining this level in 2007.

Average interest-earning assets were higher primarily because of growth in loans. Average loans were up $57.6 million or 11.0%. The mix of earning assets improved as average loans as a percentage of average earning assets improved from 68.8% during the first quarter of 2006 to 69.9% for the same period in 2007.

The provision for loan losses during the first quarter of 2007 was $0 compared with $470,000 during the same period in 2006. The provision for loan losses was lower primarily because of a decrease in loans from year-end. Net charge-offs continue to be at a very favorable level at $53,917 or 0.04% of average loans for the first quarter of 2007 on an annualized basis versus $34,622 or 0.03% for the same period in 2006.

Noninterest income for the first quarter of 2007 was $620,877, up $232,345 or 59.8% from the $388,532 reported for the same period in 2006. Noninterest income was up because of growth in each area of noninterest income which primarily is generated by our correspondent banking business. We experienced substantial revenue growth in our brokerage and investment services division and our clearing and cash management business with correspondent banks. Income from the brokerage and investment services division was up $174,463 or 88.5% during the first quarter of 2007 compared with the same period last year. Income from our clearing and cash management business with correspondent banks was up $15,733 or 31.6% during the first quarter of 2007 compared with the same period last year.

Noninterest expense for the first quarter of 2007 was $4.4 million which was up $428,741 or 10.8% from the $4.0 million reported for the same period in 2006. Noninterest expense was higher than last year primarily due to increases related to the start-up costs of the Midwest and Florida offices and the Wealth Management business. Expenses related to these new initiatives in the first quarter of 2007 were approximately $250,000.

The efficiency ratio was 65.62% for the first quarter of 2007 which was up from the 54.71% reported for the fourth quarter of 2006 and the 60.75% reported for the same period in 2006. The efficiency ratio was adversely affected by the slight decrease in net interest income and the incremental overhead growth associated with the Midwest and Florida expansion and the start-up costs relate to the Wealth Management business. We expect to begin to generate revenues in the Midwest and Florida offices in the second quarter and the Wealth Management business in the third quarter. These efforts will have a negative impact on the efficiency ratio in 2007 and we expect this ratio to be between 63% and 65% for the year.

Credit quality continues to be strong as annualized net charge-offs were 0.04% of average loans during the first quarter of 2007 compared with 0.03% for the same period in 2006 and 0.04% during the fourth quarter of 2006. Nonperforming loans were $562,829 or 0.10% of total loans at March 31, 2007 compared with $2.7 million or 0.50% of total loans at March 31, 2006. Nonperforming assets were $5.2 million or 0.59% of total assets at March 31, 2007 compared with $4.2 million or 0.52% of total assets at March 31, 2006. The allowance for loan losses was 1.26% of total loans at March 31, 2007 and 1.31% of total loans at March 31, 2006.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at March 31, 2007 were 12.21%, 11.17%, and 9.28%, respectively, compared with 12.44%, 11.43%, and 10.01, respectively, at March 31, 2006. On March 3, 2006, Nexity announced a stock repurchase program to acquire up to 400,000 shares, or approximately 4.6% of the total common shares outstanding at that time. At March 31, 2007, Nexity had completed the repurchase of the 400,000 shares. On April 24, 2007, Nexity announced a second stock repurchase plan to acquire up to 250,000 shares, or approximately 3.0% of the total common shares outstanding at that time.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Tuesday, May 1 at 10:00 AM Eastern Daylight Time (EDT) to discuss the first quarter 2007 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the web
Then click on "First Quarter 2007 Earnings Release
Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=115258

Live via telephone to conference in via telephone

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is an $881 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Contact:	John J. Moran
EVP & CFO
(843) 213-0999

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended
	March 31,		Percent
Income Statement Data	2007	2006	Change

Interest income	$15,371,793	$13,055,677	17.7%
Interest expense	9,271,346	6,890,693	34.5

Net interest income	6,100,447	6,164,984	(1.0)
Provision for loan losses	0	470,000	(100.0)

Net interest incomeafter provision for loan losses	6,100,447	5,694,984	7.1
Noninterest income	620,877	388,532	59.8
Noninterest expense	4,410,305	3,981,564	10.8

Income before income taxes	2,311,019	2,101,952	9.9
Applicable income tax expense	744,699	795,000	(6.3)
Net income	$1,566,320	$1,306,952	19.8%

Net income per share - basic	$0.19	$0.15	24.7
Net income per share - diluted	$0.18	$0.14	25.2

Weighted average shares outstanding - basic	8,373,973	8,714,408	(3.9)
Weighted average shares outstanding - diluted	8,887,879	9,286,534	(4.3)

Performance Ratios
(Annualized *)
Return on average assets *	0.75%	0.68%	8.9%
Return on average stockholders' equity *	9.62	8.28	16.2
Net yield on average interest-earning assets (tax equivalent) *	2.97	3.28	(9.4)
Efficiency ratio	65.62	60.75	8.0

Selected Average Balances
(In thousands)
Total assets	$852,515	$774,358	10.1%
Interest-earning assets	832,921	762,614	9.2
Loans-net of unearned income	582,086	524,524	11.0
Investment securities	241,143	212,855	13.3
Deposits	639,763	583,177	9.7
Noninterest-bearing deposits	7,262	3,792	91.5
Interest-bearing deposits	632,501	579,385	9.2
Interest-bearing liabilities	768,656	699,012	10.0
Stockholders' equity	66,034	64,024	3.1

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data
at Period-End
(In thousands)	March 31,		Percent
	2007	2006	Change

Total assets	$881,015	$803,867	9.6%
Interest-earning assets	855,279	788,048	8.5
Loans-net of unearned income	584,965	527,861	10.8
Allowance for loan losses	7,358	6,902	6.6
Investment securities	242,874	217,362	11.7
Deposits	631,543	608,789	3.7
Stockholders' equity	66,923	63,269	5.8

Average loans to average deposits	90.98%	89.94%	1.2%
Total loans to interest-earning assets	68.39	66.98	2.1
Average stockholders' equity to average assets	7.75	8.27	(6.3)
Tier 1 capital to average assets (Leverage ratio)	9.28	10.01	(7.3)
Risk-based capital ratios:
Tier 1 capital	11.17	11.43	(2.3)
Total capital	12.21	12.44	(1.8)
Book value per common share	$8.02	$7.26	10.5
Tangible book value per common share	$7.91	$7.15	10.6
Total common shares outstanding	8,340,680	8,716,425	(4.3)

Credit Quality Data

Nonperforming assets	$5,230,229	$4,150,356	26.0%
Nonperforming loans	562,829	2,650,356	(78.8)
Net charge-offs	53,917	34,622	55.7
Nonperforming assets to total assets	0.59%	0.52%	15.0
Annualized net charge-offs to average total loans (YTD)	0.04	0.03	40.3
Allowance for loan losses to total loans	1.26	1.31	(3.8)
Allowance for loan losses to nonperforming loans	1,307.30	260.42	402.0

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06

ASSETS
Cash and due from banks	$5,336	$5,591	$4,237	$3,496	$3,501
Interest-bearing deposits in other banks	2,575	1,905	925	1,223	2,271
Federal funds sold	24,865	19,977	43,250	55,083	40,554
Investment securities available-for-sale, at fair value	242,874	239,533	235,021	223,850	217,362
Trading securities, at fair value	0	1,998	0	0	0

Loans, net of unearned income	584,965	605,953	557,725	536,096	527,861
Allowance for loan losses	(7,358)	(7,412)	(7,049)	(6,716)	(6,902)
Net loans	577,607	598,541	550,676	529,380	520,959

Premises and equipment, net	3,337	978	1,047	1,113	1,146
Deferred tax asset	3,677	3,932	4,011	6,134	4,589
Intangible assets	911	911	911	911	911
Other assets	19,833	17,656	13,089	12,794	12,574
Total assets	$881,015	$891,022	$853,167	$833,984	$803,867

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$7,572	$6,677	$7,378	$8,251	$4,503
NOW and money market accounts	216,022	240,369	214,776	246,495	233,081
Time deposits $100,000 and over	139,480	140,146	141,762	120,030	120,676
Other time and savings deposits	268,469	271,201	271,299	253,780	250,529
Total deposits	631,543	658,393	635,215	628,556	608,789

Federal funds purchased and securities sold under agreements to repurchase	50,000	35,000	32,000	25,000	1,903
Long-term borrowings	110,000	110,000	100,000	100,000	110,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	10,177	10,086	10,376	8,661	7,534
Total liabilities	814,092	825,851	789,963	774,589	740,598

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,222	62,188	62,059	62,042	62,021
Retained earnings	11,005	9,439	7,824	6,215	4,651
Accumulated other comprehensive loss	(1,437)	(1,983)	(2,206)	(6,111)	(3,394)
Less: Treasury stock	(4,954)	(4,560)	(4,560)	(2,838)	(96)
Total stockholders' equity	66,923	65,171	63,204	59,395	63,269
Total liabilities and stockholders' equity	$881,015	$891,022	$853,167	$833,984	$803,867

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06

Interest income	$15,371,793	$15,228,125	$15,268,060	$14,169,852	$13,055,677
Interest expense	9,271,346	9,233,327	8,548,482	7,935,443	6,890,693

Net interest income	6,100,447	5,994,798	6,719,578	6,234,409	6,164,984
Provision for loan losses	0	425,000	420,000	285,000	470,000

Net interest income after provision for loan losses	6,100,447	5,569,798	6,299,578	5,949,409	5,694,984
Net gains (losses) on sales of securities	0	(9,713)	0	250,665	0
Noninterest income	620,877	440,085	377,931	457,998	388,532
Noninterest expense	4,410,305	3,520,505	4,159,487	4,177,607	3,981,564

Income before income taxes	2,311,019	2,479,665	2,518,022	2,480,465	2,101,952
Applicable income tax expense	744,699	865,283	908,984	916,276	795,000
Net income	$1,566,320	$1,614,382	$1,609,038	$1,564,189	$1,306,952

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,566,320	$1,614,382	$1,609,038	$1,564,189	$1,306,952
Non-recurring (income) expense (after-tax) (1)	0	6,041	0	(155,728)	0
Operating income	$1,566,320	$1,620,423	$1,609,038	$1,408,461	$1,306,952

Net income per share - basic	$0.19	$0.19	$0.19	$0.18	$0.15
Net income per share - diluted	$0.18	$0.18	$0.18	$0.17	$0.14

Operating income per share - basic	$0.19	$0.19	$0.19	$0.17	$0.15
Operating income per share - diluted	$0.18	$0.18	$0.18	$0.16	$0.14

Weighted average shares outstanding - basic	8,373,973	8,363,513	8,383,025	8,529,986	8,714,408
Weighted average shares outstanding - diluted	8,887,879	8,898,251	8,922,780	9,085,301	9,286,534

Performance Ratios
(Annualized *)
Return on average assets *	0.75%	0.76%	0.79%	0.78%	0.68
Return on average stockholders' equity *	9.62	10.12	10.50	10.26	8.28
Net yield on average interest-earning assets (tax equivalent) *	2.97	2.87	3.32	3.14	3.28
Efficiency ratio	65.62	54.71	58.60	62.42	60.75

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and
Capital Ratios	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06

Regulatory Capital (In thousands)
Tier 1 Capital	$79,450	$78,243	$76,499	$76,596	$77,753
Tier 2 Capital	7,358	7,412	7,049	6,716	6,902
Total risk-based capital	86,808	85,655	83,548	83,312	84,655
Total risk-weighted assets	710,990	725,613	704,495	688,716	680,314

Capital Ratios
Total risk-based capital	12.21%	11.79%	11.86%	12.10%	12.44%
Tier 1 risk-based capital	11.17	10.77	10.86	11.12	11.43
Leverage ratio	9.28	9.26	9.35	9.44	10.01

Book value per common share	$8.02	$7.78	$7.56	$6.99	$7.26
Tangible book value per common share	$7.91	$7.67	$7.45	$6.88	$7.15
Total common shares outstanding	8,340,680	8,374,730	8,358,605	8,499,055	8,716,425

Credit Quality Data
Nonperforming assets	$5,230,229	$5,256,320	$1,500,000	$1,549,000	$4,150,356
Nonperforming loans	562,829	513,920	0	49,000	2,650,356
Net charge-offs	53,917	62,623	86,496	471,170	34,622

Nonperforming loans to total loans	0.10%	0.08%	0.00%	0.01%	0.50%
Nonperforming assets to total assets	0.59	0.59	0.18	0.19	0.52
Annualized net charge-offs to average total loans (QTD)	0.04	0.04	0.06	0.36	0.03
Allowance for loan losses to total loans	1.26	1.22	1.26	1.25	1.31
Allowance for loan losses to nonperforming loans	1,307.30	1,442.21	NM	13,705.96	260.42

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	3/31/07			12/31/06			9/30/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$582,085,635	$12,247,043	8.53%	$573,163,985	$12,026,818	8.32%	$544,885,401	$12,060,788	8.78%
Investment securities, taxable (2)	241,143,443	2,968,329	4.99	241,820,611	2,989,578	4.90	235,748,425	2,896,285	4.87
Interest-bearing balances due from banks	4,364,636	82,506	7.67	2,295,289	61,227	10.58	1,982,131	52,074	10.42
Trading securities	0	0	0.00	65,168	0	0.00	120,759	1,649	5.42
Federal funds sold and securities purchased under agreements to resell	5,326,968	73,915	5.63	10,699,948	150,502	5.58	19,151,264	257,264	5.33
Total interest-earning assets	832,920,682	15,371,793	7.48%	828,045,001	15,228,125	7.30%	801,887,980	15,268,060	7.55%

Noninterest-earning assets:
Cash and due from banks	4,994,972			5,131,860			4,654,058
Premises and equipment	1,939,128			1,017,375			1,098,626
Other, less allowance for loan losses	12,660,510			7,851,012			4,206,122
Total noninterest-earning assets	19,594,610			14,000,247			9,958,806

TOTAL ASSETS	$852,515,292			$842,045,248			$811,846,786

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,465,673	10,352	1.21%	$3,735,241	11,325	1.20%	$3,873,462	11,889	1.22%
Savings	313,474	952	1.23	299,702	933	1.24	334,764	1,042	1.23
Money market	218,937,543	2,450,202	4.54	219,424,787	2,494,149	4.51	220,117,610	2,461,386	4.44
Time deposits	409,784,371	5,288,694	5.23	412,408,300	5,321,373	5.12	395,052,910	4,791,193	4.81
Total interest-bearing deposits	632,501,061	7,750,200	4.97	635,868,030	7,827,780	4.88	619,378,746	7,265,510	4.65
Federal funds purchased and securities sold under agreements to repurchase	13,783,056	177,756	5.23	6,110,033	80,532	5.23	3,105,474	41,386	5.29
Long-term debt	110,000,000	1,090,516	4.02	106,413,043	1,059,949	3.95	100,000,000	979,128	3.88
Subordinated debentures	12,372,000	252,874	8.29	12,372,000	265,066	8.50	12,372,000	262,458	8.42
Total interest-bearing liabilities	768,656,117	9,271,346	4.89%	760,763,106	9,233,327	4.82%	734,856,220	8,548,482	4.62%

Noninterest-bearing liabilities:
Demand deposits	7,261,923			7,121,934			6,114,546
Other liabilities	10,562,862			10,899,458			10,070,522
Total noninterest-bearing liabilities	17,824,785			18,021,392			16,185,068
Stockholders' equity	66,034,390			63,260,750			60,805,498

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$852,515,292			$842,045,248			$811,846,786

Net interest income		$6,100,447			$5,994,798			$6,719,578

Interest income/earning assets			7.48%			7.30%			7.55%
Interest expense/earning assets			4.51			4.42			4.23

Net interest income/earning assets			2.97%			2.87%			3.32%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	6/30/06			3/31/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$532,035,576	$11,016,654	8.31%	$524,524,074	$10,283,980	7.95%
Investment securities, taxable (2)	228,670,316	2,694,469	4.71	212,855,033	2,475,540	4.65
Interest-bearing balances due from banks	2,435,088	53,457	8.81	2,534,098	38,023	6.09
Trading securities	697,522	13,177	7.58	200,944	2,089	4.22
Federal funds sold and securities purchased under agreements to resell	32,002,269	392,095	4.91	22,499,440	256,045	4.62
Total interest-earning assets	795,840,771	14,169,852	7.14%	762,613,589	13,055,677	6.94%

Noninterest-earning assets:
Cash and due from banks	3,877,515			3,858,425
Premises and equipment	1,156,918			1,184,559
Other, less allowance for loan losses	5,208,378			6,701,360
Total noninterest-earning assets	10,242,811			11,744,344

TOTAL ASSETS	$806,083,582			$774,357,933

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,337,981	13,045	1.21%	$4,293,168	12,866	1.22%
Savings	430,475	1,283	1.20	365,865	1,108	1.23
Money market	233,878,765	2,448,636	4.20	225,043,672	2,118,464	3.82
Time deposits	373,808,461	4,202,737	4.51	349,682,553	3,549,494	4.12
Total interest-bearing deposits	612,455,682	6,665,701	4.37	579,385,258	5,681,932	3.98
Federal funds purchased and securities sold under agreements to repurchase	1,862,791	22,646	4.88	1,810,345	20,182	4.52
Long-term debt	105,494,506	1,001,121	3.80	105,444,444	959,490	3.64
Subordinated debentures	12,372,000	245,975	7.97	12,372,000	229,089	7.51
Total interest-bearing liabilities	732,184,979	7,935,443	4.35%	699,012,047	6,890,693	4.00%

Noninterest-bearing liabilities:
Demand deposits	4,929,362			3,791,347
Other liabilities	7,819,484			7,530,697
Total noninterest-bearing liabilities	12,748,846			11,322,044
Stockholders' equity	61,149,757			64,023,842

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$806,083,582			$774,357,933

Net interest income		$6,234,409			$6,164,984

Interest income/earning assets			7.14%			6.94%
Interest expense/earning assets			4.00			3.66

Net interest income/earning assets			3.14%			3.28%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.